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                                                                  Exhibit 99

[Solutia logo]                                          NEWS


                                              SOLUTIA INC.
                                              575 Maryville Centre Drive
                                              St. Louis, Missouri 63141

                                              P.O. Box 66760
                                              St. Louis, Missouri 63166-6760


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MEDIA: Glenn Ruskin (314) 674-3804



                   SOLUTIA ANNOUNCES CHANGES IN LEADERSHIP


        Jeffry N. Quinn Named President and Chief Executive Officer;
  Luc De Temmerman Named Senior Vice President and Chief Operating Officer; James M. Sullivan Named Senior Vice President and Chief Financial Officer;
        John F. Saucier Named President of Integrated Nylon Division;
       Paul H. Hatfield Appointed Non-Executive Chairman of the Board


         ST. LOUIS - MAY 5, 2004 -- Solutia Inc. (OTC Bulletin Board:
SOLUQ), a leading manufacturer and provider of performance films, specialty chemicals and an integrated family of nylon products, today announced several changes in its senior management, effective immediately.

         Jeffry N. Quinn, Solutia's current Senior Vice President, General Counsel and Chief Restructuring Officer, has been named President and Chief Executive Officer. Mr. Quinn has also been elected to the Company's Board of Directors.

         Luc De Temmerman, the current Vice President and General Manager of Solutia's Performance Products division, has been named Senior Vice President and Chief Operating


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Officer. Mr. De Temmerman will remain the head of the Performance Products division and assume broader enterprise-wide responsibilities.

         James M. Sullivan, the Company's current Vice President and Corporate Controller, has been named Senior Vice President and Chief Financial Officer.

         Solutia also announced that John F. Saucier, currently Vice President and General Manager of the Company's Integrated Nylon division, has been named President of the Integrated Nylon division.

         De Temmerman, Sullivan and Saucier will report to Mr. Quinn.

         Finally, Solutia announced that Paul H. Hatfield, a member of Solutia's Board of Directors since 1997, has been elected non-executive Chairman of the Board, succeeding Mr. Hunter who has been Solutia's Chairman and Chief Executive Officer since 1999.

         Mr. Quinn and Mr. Sullivan will succeed John C. Hunter and Robert
A. Clausen, respectively, both of whom have announced their intention to retire from Solutia effective May 31, 2004.

         On behalf of Solutia's Board of Directors, Mr. Hatfield said, "This is an important juncture in Solutia's history. The Company will continue to need proven, talented and focused leaders who are not only capable of dealing with the complex challenges we face today, but also have the ability to build an enduring future for the Company. The Board is confident that it has


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those leaders in this new top management team. They are each experienced executives and possess broad and deep knowledge of our businesses. Their collective experience and knowledge will provide a strong foundation for this Company as it pursues a strategic plan for the future."

         Mr. Hunter added, "This is clearly the right team to lead Solutia at this critical time. Jeff, in particular, has a proven history of successfully handling challenging situations and his experience in that kind of environment will be invaluable to Solutia in the important weeks and months ahead as the Company restructures itself for a successful emergence from Chapter 11."

         Mr. Quinn stated, "This is an exciting opportunity for me and the other members of the new leadership team. There is no question that Solutia's situation presents many challenges. However, we are anxious to meet those challenges. We look forward to the opportunity to refocus and re-energize this Company, and ultimately to bring it out of Chapter 11. We intend to do whatever it takes to achieve those goals and make this Company a success."

         Mr. Quinn continued, "I believe in Solutia and its people. I look forward to partnering with Luc, Jim and John to lead Solutia. We are very excited about the opportunity to work closely with Paul Hatfield, a seasoned executive with many years of experience, and a proven record of performance. Knowing that we will be able to call on his knowledge and expertise, along with the knowledge and expertise of our entire Board, gives me great confidence and optimism about our future. Working with our Board and our creditors, I am confident that we can maximize the value of Solutia."


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         Mr. Hatfield expressed the entire Company's gratitude to Mr. Hunter and Mr. Clausen for their leadership and service to Solutia during their tenures. "Everyone at Solutia is grateful to John and Bob for all they have done for this Company. We wish them well."

         Prior to joining Solutia in 2003, Mr. Quinn, 45, was Executive Vice President, Chief Administrative Officer, Secretary and General Counsel of Premcor Inc., one of the nation's largest independent oil refiners, with responsibilities including the legal, human resources, governmental and public affairs activities, and strategic planning functions. Before joining Premcor, he was Senior Vice President of Law and Human Resources, Secretary and General Counsel of Arch Coal, Inc., the nation's second largest coal producer. He obtained a B.S. degree in engineering from the University of Kentucky in 1981, and a J.D. degree from the University of Kentucky School of Law in 1984.

         Luc De Temmerman, 49, has led Solutia's Performance Products division since the beginning of 2003 and has been with Solutia since it was spun off from the former Monsanto Company in 1997. Prior to that, he worked for the former Monsanto Company for thirteen years. At Monsanto he worked in several North American and European locations performing technical, marketing and commercial functions. Mr. De Temmerman holds a Master of Sciences degree in Chemical Engineering and a doctorate in Applied Sciences from the University of Leuven, Belgium, and a degree in Business Administration from Brussels University, Belgium.

         Mr. Sullivan, 43, has served as Solutia's Vice President and Controller since 2000 and has been with Solutia since it was spun off from the former Monsanto Company in 1997. Prior


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to that, he worked in the former Monsanto Company's finance organization for over thirteen years. He graduated from St. Louis University in 1983 with a degree in Business Administration and earned a M.B.A. from Washington University in 1994.

         Mr. Saucier, 50, has served as Solutia's Vice President and General Manager of Integrated Nylon since 2001 and prior to that was the Company's Vice President for Strategy and Growth. He joined Monsanto in 1979 and held various positions in the engineering, manufacturing and marketing areas. He has B.S. and M.S. degrees in Mechanical Engineering from the University of Missouri, and a M.B.A. from Washington University.

         Mr. Hatfield, 68, has been a member of Solutia's Board of Directors since 1997. He is a Principal of Hatfield Capital Group, a private investment company. He served as Chairman, President and Chief Executive Officer of Petrolite Corporation until July 1997. Previously, he worked for Ralston Purina Company from 1959 until his retirement in 1995. He served as a Vice President of Ralston as well as the President and Chief Executive officer of Protein Technologies International, Inc., then a wholly-owned subsidiary of Ralston. He serves as a Board member of Bunge Limited, Maritz Inc. and Stout Industries. Additionally, Mr. Hatfield is Chairman of the Board of Penford Corporation and Chairman of the Board of Boyce Thompson Institute for Plant Research. He is also a member of the Advisory Board for International Institute for Plant Research.

FORWARD LOOKING STATEMENT

         This press release contains forward-looking statements. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-


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looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) the ability of Solutia to develop, prosecute, confirm and consummate one or more Chapter 11 plans of reorganization; (ii) the potential adverse impact of the Chapter 11 filing on Solutia's operations, management and employees, and the risks associated with operating businesses under Chapter 11 protection; (iii) the ability of Solutia to comply with the terms of the DIP financing facility;
(iv) world economic conditions, competitive pressures, gain or loss of significant customers, labor relations and disruption of operations, raw material and energy costs, currency and interest rate fluctuations, success in implementing pricing actions and managing spending, operating rates, cost of debt, environmental compliance and remediation and other factors; (v) customer response to the Chapter 11 reorganization; and (vi) the risk factors or uncertainties listed from time to time in Solutia's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 filing. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

CORPORATE PROFILE

         Solutia (http://www.Solutia.com) uses world-class skills in applied chemistry to create value-added solutions for customers, whose products improve the lives of consumers every day. Solutia is a world leader in performance films for laminated safety glass and after-market applications; process development and scale-up services for pharmaceutical fine chemicals; specialties such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluid and an integrated family of nylon products including high-performance polymers and fibers.
Solutia ... Solutions for a Better Life.

Source: Solutia Inc.

St. Louis
Date 5/5/04





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